UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2010 (December 13, 2010)

Grand Canyon Education, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 W. Camelback Road Phoenix, Arizona	85017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 639-7500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Brent D. Richardson, Executive Chairman of Grand Canyon Education, Inc. (the “Company”), and Christopher C. Richardson, General Counsel and Director of the Company, each recently adopted a stock trading plan in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended. Under Rule 10b5-1, directors, officers and other employees who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the sale of Company securities under specified conditions and at specified times. Once a plan is established, the insider retains no discretion over sales under the plan and the prearranged trades are executed through a broker in accordance with the plan.

Messrs. Richardson and Richardson each recently adopted a 10b5-1 plan as part of their individual long-term asset diversification, tax, and financial planning strategy as follows:

		Maximum number of
		shares of common stock	Time period during
		that may be sold under	which sales may occur
Name	Title	the 10b5-1 Plan	under the 10b5-1 Plans
Brent D. Richardson	Executive Chairman	1,000,000	January 1, 2011- December 31, 2011
Christopher C. Richardson	General Counsel and Director	1,000,000	January 1, 2011- December 31, 2011
Pursuant to each officer’s 10b5-1 plan, without further direction from such officer in accordance with the terms and conditions set forth in the applicable 10b5-1 plan, certain shares of the Company’s common stock held by the officer will be sold on a periodic basis on the open market at prevailing market prices subject to minimum price thresholds specified in the plan.

Any transactions effected pursuant to the 10b5-1 plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission, as applicable. Except to the extent required by law, the Company does not undertake to report any Rule 10b5-1 plans that may be adopted by any of the Company’s officers or directors in the future, nor to report any modifications or terminations of any publicly announced Rule 10b5-1 plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2010

GRAND CANYON EDUCATION, INC.

By:	/s/ Daniel E. Bachus

Daniel E. Bachus
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)